Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

            This certification is being filed pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.  This certification is included solely for the purpose of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not to be used for any other purpose.  In connection with the accompanying Quarterly Report on Form 10-QSB of Asia Properties, Inc., for the quarter ended September 30, 2005, I, Daniel S. Mckinney, hereby certify in my capacity as an officer of Asia Properties, Inc., that to my knowledge:

            1.  The Quarterly Report on Form 10-QSB of Asia Properties, Inc., for the quarter ended September 30, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            2.  The information contained in the Quarterly Report on Form 10-QSB of Asia Properties, Inc., for the quarter ended September 30, 2005, fairly presents, in all material respects, the financial condition and results of operations of Asia Properties, Inc.,

Date: February 17, 2005                                                By:

Daniel S. Mckinney, President, Chief Executive Officer, Principal Accounting Officer and Director (Principal Executive, Financial and Accounting Officer)